Exhibit 10.1

FIRST AMENDMENT TO
SECOND AMENDED EMPLOYMENT AGREEMENT

               This First Amendment ("Amendment") is made and entered into effective as of February 22, 2008 (the "Effective Date") to the Employment Agreement referenced below by and between Sequiam Corporation and Subsidiaries., ("Company" or "Employer"), and Nicholas VandenBrekel, an individual ("Employee") (together the "Parties").
RECITALS

               WHEREAS, the Parties had entered into that certain Second Amended Employment Agreement on February 1, 2008 (the "Original Agreement"); and

               WHEREAS, the Parties now want to amend the Original Agreement to make such changes as are specifically covered herein and as specifically identified in italics.

AGREEMENT

               NOW, THEREFORE, for good and valuable consideration, and in consideration of the mutual covenants and conditions herein set forth, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

        Section 1 is hereby deleted and revised to read in its entirety as follows:

1.           Employment.  Sequiam hereby employs Employee and hereby affirms, renews and extends the employment of Employee as the Chief Scientist of Sequiam and Employee hereby affirms, renews and accepts such employment, for the “Term” (as defined in Section 3 below), upon the terms and conditions set forth herein. This Agreement constitutes an amendment and restatement of Sequiam Agreement in its entirety, and as of the Effective Date hereof, the terms, conditions and other provisions of this Agreement shall supersede all terms, conditions and other provisions of the Sequiam Agreement.

Except as set forth in this Amendment, the Original Agreement shall remain in full force and effect and references in the Original Agreement to "this Agreement", "hereunder", "herein", "hereof", and words of like effect shall mean the Original Agreement as so amended by this Amendment.

This Amendment may be executed in one or more counterparts and/or by facsimile, each of which shall be deemed an original and all of which signed counterparts, taken together, shall constitute one instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date referenced above.

Employee	Sequiam Corporation
By: /s/ Nicholas VandenBrekel	By: /s/ Bob Aoki
Name: Nicholas VandenBrekel	Name: Bob Aoki
Chairman Compensation Committee

Sequiam Biometrics, Inc.
By: /s/ Mark Mroczkowski
Name: Mark Mroczkowski
Secretary

Sequiam Biometrics (PTY) Ltd.
By: /s/ Mark Mroczkowski
Name: Mark Mroczkowski
Director

Sequiam East, Inc.
By: /s/ Mark Mroczkowski
Name: Mark Mroczkowski
Director